Exhibit 99.1

Press Contact:	Katryn McGaughey
508-293-7717
katryn.mcgaughey@emc.com

EMC Reports Third-Quarter 2015 Financial Results

Third-Quarter 2015 Summary:
●	Revenue up 1% year over year and up 5% year over year on a constant currency basis
●	GAAP and non-GAAP EPS of $0.25 and $0.43, respectively
●	EMC Emerging Storage, Pivotal and VMware revenues up 27%, 16% and 10% year over year, respectively; up 32%, 18% and 14% year over year on a constant currency basis, respectively

HOPKINTON, Mass. - October 21, 2015 - EMC Corporation (NYSE:EMC) today reported third-quarter 2015 financial results. Consolidated third-quarter revenue was $6.08 billion, up 1% year over year and up 5% year over year on a constant currency basis1. GAAP and non-GAAP2 earnings per weighted average diluted share were $0.25 and $0.43, respectively.

EMC generated $1.4 billion in operating cash flow and $1.03 billion in free cash flow3 in the third quarter, and ended the quarter with $14.3 billion in cash and investments. EMC returned $229 million to shareholders in the third quarter via a quarterly dividend.

Joe Tucci, EMC Chairman and CEO, said, “This is an historic time for EMC and the entire IT industry. EMC combining with Dell, two highly complementary companies, will create a tech industry powerhouse - a new company with more than $80 billion in revenue that is extremely well positioned for a new era. We firmly believe that this compelling combination is the best strategic option for all our stakeholders. Our customers are sharing overwhelmingly positive feedback about the potential of having a strategic partner with more heft and relevance to drive their digital transformations.”

Zane Rowe, EMC CFO, said, “EMC Emerging Storage, Pivotal and VMware generated positive momentum in the third quarter, thanks to the hard work of the entire EMC team. We continue to be relentlessly focused on building upon the strength of our portfolio and being more efficient. More specifically, the $850 million cost reduction and business transformation plans are on track, and the team is working on many initiatives in areas such as SKU simplification, facilities and manufacturing optimization, and direct material procurement that span EMC’s global operations.”

David Goulden, CEO of EMC Information Infrastructure, said, “As the broader market shifts toward cloud, mobile, social and Big Data, we continue to expect newer storage technologies revenue to grow at high teens while traditional stand-alone storage systems revenue to decline at low teens. We anticipated this trend ahead of the broader market and evolved to a wider and deeper portfolio that has reached an interesting inflection point. For the first time in Q3, our newer storage products6 now make up more than half of our strategic storage business7. This is a good indicator of the progress we’ve made in transitioning the portfolio, setting EMC up nicely for the future.”

Business Highlights

•
EMC Information Infrastructure: Third-quarter revenue was down 3% year over year and up 2% year over year on a constant currency basis[1]. Information Storage revenue was down 2% year over year and up 3% on a constant currency basis[1], a result of a higher than expected number of unshipped orders of approximately $100 million. Emerging Storage[4] revenue was up 27% year over year and up 32% on a constant currency basis[1]. Within Emerging Storage in the quarter, XtremIO had another quarter of strong triple-digit revenue growth and is on track for more than $1 billion in bookings in 2015.

•
Pivotal: Third-quarter revenue was up 16% year over year and up 18% on a constant currency basis[1]. Pivotal continues its transition to a subscription business model, with annual recurring revenue[5] at the end of the third quarter of $75 million, up 26% quarter over quarter.

•
VMware: Third-quarter revenue was up 10% year over year and up 14% on a constant currency basis[1]. VMware continues to be a central player in the transformation of IT and its influence continues to grow with key technologies in the software-defined datacenter, end-user computing and hybrid cloud. VMware continues to be integral to EMC’s success as demonstrated by the companies’ aligned strategies, technology integration and financial results, with VMware representing 27% of EMC consolidated third-quarter revenue and 44% of EMC consolidated third-quarter non-GAAP[2] operating income.

Global Highlights
EMC’s consolidated third-quarter revenue from North America and Latin America was up 4% and 1% year over year, respectively, and up 4% and 14% on constant currency basis1, respectively. EMEA and Asia Pacific and Japan revenue in the third quarter was down 3% and 4% year over year, respectively, and up 7% and 3% on a constant currency basis1, respectively.

Given the announcement made on October 12, 2015 regarding EMC’s entry into a definitive merger agreement, the company will no longer be providing outlook for its 2015 financial results.

Details will be provided during today’s 8:30 a.m. ET live webcast for investors, which is available on the EMC Investor Relations website (http://www.emc.com/ir).

Resources

•	To access today’s webcast at 8:30 a.m. ET, visit the EMC Investor Relations website

•	A replay of today’s webcast will be available here

•	EMC financial results are available on the U.S. Securities and Exchange Commission website

•	For more information about Dell and EMC combining visit http://www.emc.com/futureready

•	Visit the VMware Investor Relations website for more detail on its third-quarter results

•	Connect with EMC on Twitter (@EMCCorp and @EMC_News), LinkedIn, Facebook and SocialSphere

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1This release refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

2Items excluded from the non-GAAP results for the third quarters of 2015 and 2014 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, and VMware litigation and other contingencies. A benefit of the U.S. research and development (“R&D”) tax credit for the third quarters of 2015 and 2014 is included in the non-GAAP results for the third quarters of 2015 and 2014 as if the credit had been enacted. See attached schedules for GAAP to non-GAAP reconciliations.

3 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2015 and 2014.

4 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC ViPR, EMC ScaleIO, EMC Elastic Cloud Storage Appliance, EMC RecoverPoint, Data Computing Appliance, ASD Suites and EMC vFlash and EMC XtremIO families.

5Annual Recurring Revenue (“ARR”) is an operational performance metric used to assess the health and trajectory of our Pivotal segment. We calculate ARR as the value of contracted recurring revenue of term subscriptions which includes both current subscriptions and contracted subscriptions with a future start date, adjusted by the actual churn in the period. ARR should be viewed independently of revenue and any other GAAP measure.

6 Newer storage products include all-flash arrays, scale-out file, software-defined storage, converged infrastructure and purpose-built backup appliances.

7Strategic storage business includes product-related revenue in the storage categories identified as High-End, Unified/Backup, and Emerging.

EMC, Atmos, Elastic Cloud Storage, EMC RecoverPoint, Isilon, VPLEX, ViPR, ScaleIO and XtremIO are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries.  All other trademarks used are the property of their respective owners.

Disclosure Regarding Forward Looking Statements

This release contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the "SEC"). Except to the extent otherwise required by federal securities laws, EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Additional Information and Where to Find It

This release does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. will file with the SEC a Registration Statement on Form S-4 that will include a preliminary proxy statement/prospectus regarding the proposed transaction and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC's website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC's website (www.EMC.com) under the link "Investor Relations" and then under the tab "Financials" then "SEC Filings" or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC's executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can also obtain free copies of these documents from EMC using the contact information above.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, and VMware litigation and other contingencies) are excluded from the non-GAAP financial measures and (b) a benefit for the R&D tax credit for the third quarters of 2015 and 2014 is included in the non-GAAP financial measures for the third quarters of 2015 and 2014.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

This release also refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Revenues:
Product sales	$3,269	$3,400	$9,399	$9,728
Services	2,810	2,632	8,290	7,663
	6,079	6,032	17,689	17,391
Cost and expenses:
Cost of product sales	1,379	1,400	4,141	4,068
Cost of services	995	889	2,917	2,579
Research and development	802	767	2,372	2,239
Selling, general and administrative	2,145	1,990	6,285	5,852
Restructuring and acquisition-related charges	68	39	226	187
Operating income	690	947	1,748	2,466

Non-operating income (expense):
Investment income	25	29	76	100
Interest expense	(41)	(40)	(121)	(108)
Other income (expense), net	22	(103)	56	(245)
Total non-operating income (expense)	6	(114)	11	(253)
Income before provision for income taxes	696	833	1,759	2,213
Income tax provision	168	206	420	532
Net income	528	627	1,339	1,681
Less: Net income attributable to the non-controlling interests in VMware, Inc.	(48)	(40)	(120)	(113)
Net income attributable to EMC Corporation	$480	$587	$1,219	$1,568

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.25	$0.29	$0.63	$0.77
Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.25	$0.28	$0.62	$0.76

Weighted average shares, basic	1,934	2,032	1,945	2,033
Weighted average shares, diluted	1,948	2,057	1,963	2,065

Cash dividends declared per common share	$0.12	$0.12	$0.34	$0.33

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,324	$6,343
Short-term investments	2,318	1,978
Accounts and notes receivable, less allowance for doubtful accounts of $87 and $72	3,134	4,413
Inventories	1,224	1,276
Deferred income taxes	1,088	1,070
Other current assets	649	653
Total current assets	13,737	15,733
Long-term investments	6,642	6,334
Property, plant and equipment, net	3,791	3,766
Intangible assets, net	2,239	2,125
Goodwill	17,083	16,134
Other assets, net	1,853	1,767
Total assets	$45,345	$45,859

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,115	$1,696
Accrued expenses	2,831	3,141
Income taxes payable	208	852
Short-term debt	1,970	—
Deferred revenue	6,187	6,021
Total current liabilities	12,311	11,710
Income taxes payable	380	306
Deferred revenue	4,436	4,144
Deferred income taxes	317	274
Long-term debt	5,474	5,469
Other liabilities	472	431
Total liabilities	23,390	22,334
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 1,939 and 1,985 shares	19	20
Additional paid-in capital	—	—
Retained earnings	20,958	22,242
Accumulated other comprehensive loss, net	(533)	(366)
Total EMC Corporation's shareholders' equity	20,444	21,896
Non-controlling interests	1,511	1,629
Total shareholders' equity	21,955	23,525
Total liabilities and shareholders' equity	$45,345	$45,859

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2015	2014
Cash flows from operating activities:
Cash received from customers	$19,375	$19,005
Cash paid to suppliers and employees	(14,894)	(13,868)
Dividends and interest received	98	119
Interest paid	(68)	(67)
Income taxes paid	(995)	(897)
Net cash provided by operating activities	3,516	4,292

Cash flows from investing activities:
Additions to property, plant and equipment	(671)	(693)
Capitalized software development costs	(411)	(382)
Purchases of short- and long-term available-for-sale securities	(5,553)	(7,989)
Sales of short- and long-term available-for-sale securities	3,389	6,396
Maturities of short- and long-term available-for-sale securities	1,465	2,135
Business acquisitions, net of cash acquired	(1,304)	(1,771)
Purchases of strategic and other related investments	(177)	(101)
Sales of strategic and other related investments	135	38
Joint venture funding	—	(163)
Decrease (increase) in restricted cash	77	(76)
Net cash used in investing activities	(3,050)	(2,606)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	293	445
Proceeds from the issuance of VMware's common stock	123	158
EMC repurchase of EMC's common stock	(2,063)	(1,374)
VMware repurchase of VMware's common stock	(1,050)	(450)
Excess tax benefits from stock-based compensation	62	85
Payment of long-term obligations	—	(1,665)
Net proceeds from the issuance of short-term obligations	1,968	—
Dividend payment	(683)	(644)
Contributions from non-controlling interests	4	7
Net cash used in financing activities	(1,346)	(3,438)

Effect of exchange rate changes on cash and cash equivalents	(139)	(84)

Net decrease in cash and cash equivalents	(1,019)	(1,836)
Cash and cash equivalents at beginning of period	6,343	7,891
Cash and cash equivalents at end of period	$5,324	$6,055

Reconciliation of net income to net cash provided by operating activities:
Net income	$1,339	$1,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,423	1,370
Non-cash restructuring and other special charges	14	14
Stock-based compensation expense	785	770
Provision for doubtful accounts	50	11
Deferred income taxes, net	(39)	(246)
Excess tax benefits from stock-based compensation	(62)	(85)
Gain on previously held interests in strategic investments	—	(45)
Impairment of strategic investment	—	33

Other, net	22	20
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	1,201	756
Inventories	(99)	(252)
Other assets	(92)	169
Accounts payable	(537)	(304)
Accrued expenses	(434)	(234)
Income taxes payable	(535)	(122)
Deferred revenue	450	730
Other liabilities	30	26
Net cash provided by operating activities	$3,516	$4,292

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	September 30,	Earnings	September 30,	Earnings
	2015	Per Share	2014	Per Share
Net Income Attributable to EMC - GAAP	$480	$0.246	$587	$0.285
Stock-based compensation expense	198	0.102	174	0.085
Intangible asset amortization	67	0.034	67	0.032
Restructuring charges	55	0.028	27	0.013
Acquisition and other related charges	26	0.013	35	0.017
R&D tax credit	11	0.006	11	0.005
VMware litigation and other contingencies	—	—	2	0.001
Net Income Attributable to EMC - Non-GAAP	$837	$0.429	$903	$0.438

Weighted average shares, diluted		1,948		2,057
Incremental VMware dilution		$1		$1

*
Net of tax and non-controlling interests in VMware, Inc., except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	September 30,	September 30,
	2015	2014
Gross Margin - GAAP	$3,705	$3,743
Stock-based compensation expense	39	37
Intangible asset amortization	62	62
Gross Margin - Non-GAAP	$3,806	$3,842

Revenue	$6,079	$6,032

Gross Margin Percentages:
GAAP	60.9%	62.0%
Non-GAAP	62.6%	63.7%

	Three Months Ended
	September 30,	September 30,
	2015	2014
Operating Margin - GAAP	$690	$947
Stock-based compensation expense	282	255
Intangible asset amortization	100	102
Restructuring charges	66	37
Acquisition and other related charges	44	55
Operating Margin - Non-GAAP	$1,182	$1,396

Revenue	$6,079	$6,032

Operating Margin Percentages:
GAAP	11.3%	15.7%
Non-GAAP	19.4%	23.1%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended September 30, 2015
	Income Before	Tax Provision	Tax
	Tax	(Benefit)	Rate
EMC Consolidated - GAAP	$696	$168	24.1%
Stock-based compensation expense	282	65	23.0%
Intangible asset amortization	100	28	28.9%
Restructuring charges	66	11	17.2%
Acquisition and other related charges	44	14	30.7%
R&D tax credit	—	(12)	N/A
EMC Consolidated - Non-GAAP	$1,188	$274	23.1%

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Cash Flow from Operations	$1,403	$1,701	$3,516	$4,292
Capital expenditures	(222)	(222)	(671)	(693)
Capitalized software development costs	(148)	(137)	(411)	(382)
Free Cash Flow	$1,033	$1,342	$2,434	$3,217

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
Q3'15 vs Q3'14 Constant Currency Revenue Growth
(unaudited)

	Emerging Storage	High End, Unified and Backup Recovery, and Emerging Storage Businesses	Information Storage	EMC Information Infrastructure	Pivotal	VMware Virtual Infrastructure	EMC Consolidated

Revenue growth - GAAP	27%	(4)%	(2)%	(3)%	16%	10%	1%
Impact of currency	5	5	5	5	2	4	4
Revenue growth on a constant currency basis	32%	1%	3%	2%	18%	14%	5%

	Europe, Middle East and Africa	Asia Pacific and Japan	Latin America	North America

Revenue growth - GAAP	(3)%	(4)%	1%	4%
Impact of currency	10	7	13	—
Revenue growth on a constant currency basis	7%	3%	14%	4%

Reconciliation of GAAP to Non-GAAP
Q3'15 vs Q3'14 Constant Currency Operating Expense Growth
(unaudited)

EMC Information Infrastructure

Growth in operating expenses GAAP	7%
Impact of currency and VCE acquisition	(4)
Growth on a constant currency basis	3%

This presentation refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

Note: Schedule may not add or recalculate due to rounding.

Supplemental Information
For the Three Months Ended September 30, 2015
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(39)	$(62)	$—	$—	$—
Research and development	(102)	(1)	—	—	—
Selling, general and administrative	(141)	(37)	—	(42)	—
Restructuring and acquisition-related charges	—	—	(66)	(2)	—
Income tax provision (benefit)	65	28	11	14	(12)
Net income attributable to VMware	(19)	(5)	—	(4)	(1)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(28)	$(34)	$—	$—	$—
Research and development	(46)	(1)	—	—	—
Selling, general and administrative	(82)	(30)	—	(5)	—
Restructuring and acquisition-related charges	—	—	(66)	(1)	—
Income tax provision (benefit)	38	20	11	—	(7)
Net income attributable to VMware	—	—	—	—	—

VMware within EMC
Cost of revenue	$(11)	$(28)	$—	$—	$—
Research and development	(56)	—	—	—	—
Selling, general and administrative	(59)	(7)	—	(37)	—
Restructuring and acquisition-related charges	—	—	—	(1)	—
Income tax provision (benefit)	27	8	—	14	(5)
Net income attributable to VMware	(19)	(5)	—	(4)	(1)

Supplemental Information
For the Three Months Ended September 30, 2014
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit	VMware Litigation and Other Contingencies
EMC Consolidated
Cost of revenue	$(37)	$(62)	$—	$—	$—	$—
Research and development	(96)	(3)	—	—	—	—
Selling, general and administrative	(122)	(37)	—	(53)	—	—
Restructuring and acquisition-related charges	—	—	(37)	(2)	—	—
Income tax provision (benefit)	60	30	9	15	(12)	(2)
Net income attributable to VMware	(21)	(5)	(1)	(5)	(1)	—

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(25)	$(34)	$—	$—	$—	$—
Research and development	(35)	(1)	—	—	—	—
Selling, general and administrative	(62)	(31)	—	(12)	—	—
Restructuring and acquisition-related charges	—	—	(31)	(2)	—	—
Income tax provision (benefit)	31	21	7	—	(8)	—
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(12)	$(28)	$—	$—	$—	$—
Research and development	(61)	(2)	—	—	—	—
Selling, general and administrative	(60)	(6)	—	(41)	—	—
Restructuring and acquisition-related charges	—	—	(6)	—	—	—
Income tax provision (benefit)	29	9	2	15	(4)	(2)
Net income attributable to VMware	(21)	(5)	(1)	(5)	(1)	—

Supplemental Information
For the Three Months Ended September 30, 2015
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,672	$(8)	$1,664
Cost of revenue	258	(6)	252
Gross margin	1,414	(2)	1,412
Research and development	331	(1)	330
Selling, general and administrative	757	(3)	754
Restructuring and acquisition-related charges	—	1	1
Operating income	326	1	327
Non-operating income (expense)	(1)	5	4
Income before taxes	325	6	331
Income tax provision (benefit)	69	(24)	45
Net income	$256	30	286
Net income attributable to VMware		(48)	(48)
Net income attributable to EMC		$(18)	$238

Supplemental Information
For the Three Months Ended September 30, 2014
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,515	$(7)	$1,508
Cost of revenue	242	2	244
Gross margin	1,273	(9)	1,264
Research and development	327	(1)	326
Selling, general and administrative	698	(5)	693
Restructuring and acquisition-related charges	6	—	6
Operating income	242	(3)	239
Non-operating income (expense)	2	4	6
Income before taxes	244	1	245
Income tax provision (benefit)	50	—	50
Net income	$194	1	195
Net income attributable to VMware		(40)	(40)
Net income attributable to EMC		$(39)	$155

Note: Schedules may not add due to rounding.

Segment Information
For the Three Months Ended September 30, 2015
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Enterprise Content Division	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,424	$37	$106	$2,567	$22	$2,589
Services revenues	1,537	107	137	1,781	45	1,826
Total consolidated revenues	3,961	144	243	4,348	67	4,415

Gross profit	$2,071	$97	$163	2,331	24	2,355
Gross profit percentage	52.3%	67.3%	66.9%	53.6%	36.2%	53.3%

Research and development				397	28	425
Selling, general and administrative				1,220	54	1,274
Restructuring and acquisition-related charges				—	—	—
Total operating expenses				1,617	82	1,699
Operating income (expense)				$714	$(58)	656
Operating margin percentage				16.4%	(85.4)%	14.9%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,589	$680	$—	$3,269
Services revenues	1,826	984	—	2,810
Total consolidated revenues	4,415	1,664	—	6,079

Gross profit	2,355	1,451	(101)	3,705
Gross profit percentage	53.3%	87.2%	—%	60.9%

Research and development	425	274	103	802
Selling, general and administrative	1,274	651	220	2,145
Restructuring and acquisition-related charges	—	—	68	68
Total operating expenses	1,699	925	391	3,015

Operating income (expense)	656	526	(492)	690
Operating margin percentage	14.9%	31.6%	—%	11.3%

Non-operating income (expense), net	2	4	—	6
Income tax provision (benefit)	185	89	(106)	168
Net income	473	441	(386)	528
Net income attributable to the non-controlling interests in VMware, Inc.	—	(77)	29	(48)
Net income attributable to EMC Corporation	$473	$364	$(357)	$480

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended September 30, 2014
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Enterprise Content Division	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,595	$36	$114	$2,745	$17	$2,762
Services revenues	1,456	118	147	1,721	41	1,762
Total consolidated revenues	4,051	154	261	4,466	58	4,524

Gross profit	$2,238	$100	$173	2,511	27	2,538
Gross profit percentage	55.2%	65.2%	66.3%	56.2%	46.9%	56.1%

Research and development				372	33	405
Selling, general and administrative				1,146	46	1,192
Restructuring and acquisition-related charges				—	—	—
Total operating expenses				1,518	79	1,597
Operating income (expense)				$993	$(52)	941
Operating margin percentage				22.2%	(89.7)%	20.8%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,762	$638	$—	$3,400
Services revenues	1,762	870	—	2,632
Total consolidated revenues	4,524	1,508	—	6,032

Gross profit	2,538	1,304	(99)	3,743
Gross profit percentage	56.1%	86.5%	—%	62.0%

Research and development	405	263	99	767
Selling, general and administrative	1,192	586	212	1,990
Restructuring and acquisition-related charges	—	—	39	39
Total operating expenses	1,597	849	350	2,796

Operating income (expense)	941	455	(449)	947
Operating margin percentage	20.8%	30.2%	—%	15.7%

Non-operating income (expense), net	(120)	6	—	(114)
Income tax provision (benefit)	207	99	(100)	206
Net income	614	362	(349)	627
Net income attributable to the non-controlling interests in VMware, Inc.	—	(73)	33	(40)
Net income attributable to EMC Corporation	$614	$289	$(316)	$587

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015	Q3 2015
Information Storage:
Product Revenues	$2,302	$2,551	$2,595	$3,338	$10,785	$2,179	$2,509	$2,424
Services Revenues	1,378	1,425	1,456	1,497	5,757	1,484	1,519	1,537
Total Information Storage Revenues	$3,680	$3,976	$4,051	$4,835	$16,542	$3,663	$4,028	$3,961

Enterprise Content Division:
Product Revenues	$35	$37	$36	$56	$164	$27	$40	$37
Services Revenues	119	121	118	118	476	111	115	107
Total Enterprise Content Division Revenues	$154	$158	$154	$174	$640	$138	$155	$144

RSA Information Security:
Product Revenues	$104	$104	$114	$139	$462	$100	$97	$106
Services Revenues	140	139	147	148	573	148	141	137
Total RSA Information Security Revenues	$244	$243	$261	$287	$1,035	$248	$238	$243

EMC Information Infrastructure:
Product Revenues	$2,441	$2,692	$2,745	$3,533	$11,411	$2,306	$2,646	$2,567
Services Revenues	1,637	1,685	1,721	1,763	6,806	1,743	1,775	1,781
Total EMC Information Infrastructure Revenues	$4,078	$4,377	$4,466	$5,296	$18,217	$4,049	$4,421	$4,348

Pivotal:
Product Revenues	$11	$15	$17	$21	$65	$16	$20	$22
Services Revenues	38	39	41	44	162	38	44	45
Total Pivotal Revenues	$49	$54	$58	$65	$227	$54	$64	$67

VMware Virtual Infrastructure:
Product Revenues	$556	$612	$638	$768	$2,575	$583	$635	$680
Services Revenues	796	837	870	919	3,421	927	953	984
Total VMware Virtual Infrastructure Revenues	$1,352	$1,449	$1,508	$1,687	$5,996	$1,510	$1,588	$1,664

Corporate Reconciling Items	$—	$—	$—	$—	$—	$—	$(76)	$—

Consolidated Revenues:
Product Revenues	$3,008	$3,319	$3,400	$4,322	$14,051	$2,905	$3,225	$3,269
Services Revenues	2,471	2,561	2,632	2,726	10,389	2,708	2,772	2,810
Total Consolidated Revenues	$5,479	$5,880	$6,032	$7,048	$24,440	$5,613	$5,997	$6,079

Percentage impact to EMC revenues growth rate due to changes in exchange rates from the prior year	(0.4)%	0.5%	(0.1)%	(1.7)%	(0.5)%	(3.1)%	(4.4)%	(4.3)%

Note: This schedule may not recalculate due to rounding.